                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 8TH, 2000

                         RENAISSANCE GOLF PRODUCTS, INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of Renaissance Golf Products, Inc. (the "Company"), which will be held Thursday, June 8th, 2000 at the Company's principal executive offices located at 11585 South State Street, Draper, Utah 84020, telephone number (801) 501-0200 at 11:00 a.m. local time, or any adjournment thereof for the following purposes:

     1. To elect Company directors for the upcoming year;

     2. To consider and ratify the appointment of Jones, Jensen & Company as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 5, 2000 will be entitled to vote at the Annual Meeting or adjournment thereof.

                                      By Order of the Board of Directors



                                      John B. Hewlett
                                      Chairman of the Board


May 10, 2000

                                    IMPORTANT

PLEASE COMPLETE, DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                         RENAISSANCE GOLF PRODUCTS, INC.
                            11585 South State Street
                               Draper, Utah 84020


                                 PROXY STATEMENT

                                  May 10, 2000

                           -------------------------

                            SOLICITATION OF PROXIES

DATE, TIME, AND PLACE

     This Proxy Statement and the accompanying proxy/voting instruction card ("Proxy Card") are being mailed beginning on or about the date shown above, to holders of common shares (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting"), to be held Thursday, June 8th, 2000 at the Company's principal executive offices located at 11585 South State Street, Draper, Utah 84020, telephone number (801) 501-0200 at 11:00 a.m. local time, or any adjournment thereof.

QUORUM AND VOTING

     Proxies are solicited to give all Stockholders of record at the close of business on May 5, 2000 (the "Record Date"), an opportunity to vote on matters that come before the Meeting. This procedure is necessary because Stockholders live in various states and many may not be able to attend the Meeting. Shares of Common Stock (the "Shares") can be voted only if the Stockholder is present in person or is represented by proxy. The presence in person or by proxy of the holders of a majority of the total outstanding voting Shares is necessary to constitute a quorum at the Meeting.

     When your Proxy Card is returned properly signed, the Shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed Proxy Card. If your Proxy Card is signed and returned without specifying choices, the Shares will be voted as recommended by the Board of Directors. Abstentions marked on the Proxy Card and broker non-votes are voted neither "for" nor "against" items being voted upon, but are counted in the determination of a quorum.

     As of the Record Date, there were 9,429,475 Shares outstanding with an additional 1,500,000 Share equivalents held by Preferred Stockholders that are entitled to be voted. Each outstanding Share or equivalent is entitled to one vote on each matter properly brought before the Meeting other than the election of Directors which is by cumulative voting.

SOLICITATION AND COST

     The Company will bear all costs and expenses related to this solicitation of proxies by the Board of Directors, including the costs of preparing, printing, and mailing to the Stockholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the Directors, Officers, and employees of the Company, without receiving additional compensation, may solicit proxies personally, by telephone, or by any other means of communication.

REVOCABILITY OF PROXY

     If you wish to give your proxy to someone other than the persons designated by the Board of Directors, all names appearing on the enclosed Proxy Card must be crossed out and the name of another person or persons inserted. The signed card must be presented at the Meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the Meeting by executing a later-dated proxy, by voting by ballot at the Meeting, or by filing a written revocation of your proxy with the Company before the Meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

     As a matter of policy, proxies, ballots, and voting tabulations that identify individual Stockholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing Proxy Cards and tabulating the vote. The vote of any Stockholder is not disclosed except as may be necessary to meet legal requirements.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

     As of the Record Date for the Annual Meeting of Stockholders, the number of issued and outstanding shares of Common Stock totaled 9,429,475 Shares with an 1,500,000 Share equivalents held by Preferred Stockholders that are entitled to be voted.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Company's Shares as of March 31, 2000 for (i) each current Director and each nominee for Director (ii) each named executive officer of the Company as defined in 402(a)(2) of Regulation S-B of the Securities Act of 1933,
(iii) all persons known by the Company to beneficially own more than 5% of the Company's voting Shares, and (iv) all Officers and Directors of the Company as a group.

         NAME AND ADDRESS OF
         BENEFICIAL OWNER(1)                        NUMBER OF SHARES (2)        PERCENT OF TOTAL (3)
         -------------------                        --------------------        --------------------
         John B. Hewlett                (4)               3,219,792                     25.6%
         Wade M. Mitchell               (5)                412,500                      4.2%
         Dennis L. Crockett             (6)                404,375                      4.2%
         Ralph W. Rasmussen             (7)                37,500                         *
         Bruce H. Haglund               (8)                889,250                      9.2%
         AKA Charitable Trust           (9)               7,399,686                     51.1%

         All officers and Directors     (10)              4,963,417                     37.2%
            as a group (five persons)

* less than one percent
------------------------

(1) Unless otherwise noted, the Company believes that all Shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all Shares owned by them. Unless otherwise indicated, the address of each Stockholder is 11585 South State Street, Draper, Utah 84020.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options.
(3) Assumes 9,429,475 Shares outstanding plus, for each individual, any securities that specific person has the right to acquire upon exercise of presently exercisable stock options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.
(4) Includes 500,000 Shares issuable to Mr. Hewlett on conversion of 25,000 shares of Preferred Stock purchased by Mr. Hewlett during 1999, 600,000 Shares issuable to Mr. Hewlett, and affiliates which he controls, upon the exercise of currently vested stock options at a price of $0.50 per Share, 1,000,000 Shares issuable at a price of $0.50 per Share, 25,000 shares issuable at $1.25 per Share, 12,500 shares issuable at $0.35 per share, 500,000 Shares issuable at $4.00 per Share, and 500,000 Shares issuable upon purchase of shares pursuant to a warrant at $1.00 per Share.
(5) Includes 200,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share, 150,000 Shares issuable at a price of $1.00 per Share, 50,000 shares issuable at the price of $3.00 per Share, and 12,500 Shares issuable at $0.35 per Share.
(6) Includes 100,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share, 25,000 Shares issuable at $1.25 per Share, 12,500 Shares issuable at $0.35 per Share, and 10,000 shares issuable upon purchase of shares pursuant to a warrant at $5.00 per Share.
(7) Includes 25,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $1.25 per Share and 12,500 issuable at $0.35 per Share.
(8) Includes 50,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share, 100,000 Shares issuable at $3.00 per Share, 25,000 Shares issuable at $1.25 per Share, and 12,500 Shares issuable at $0.35 per Share.
(9) Includes 1,000,000 Shares issuable to AKA on conversion of 50,000 shares of Preferred Stock purchased by AKA during 1999, 200,000 Shares issuable to AKA upon the purchase of shares pursuant to a warrant at a price of $1.50 per Share, 100,000 Shares issuable at $2.00 per Share, 100,000 Shares issuable at $3.00 per Share, 100,000 Shares issuable at $5.00 per Share, 2,537,669 Shares issuable at $0.345 per Share, and 1,000,000 Shares issuable at $1.00 per Share. Ralph W. Rasmussen is trustee of the AKA Charitable Remainder Trust.
(10) Includes 3,922,500 Shares issuable upon exercise and purchase of options and warrants held by executive officers and directors'as set-forth herein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     TRANSACTIONS DURING 1999

     During 1999, the Company offered Preferred Stock under Rule 506 to three accredited investors who were also officers, directors, or beneficial owners of the Company's stock. Ralph Rasmussen, a Director and Trustee for AKA Charitable Remainder Unitrust #1 ("AKA"), a greater than 10% beneficial owner of the Company's stock; and John B. Hewlett, the Company's Chief Executive Officer, purchased shares. The Preferred Stock shares were offered at $20 per share and are convertible at any time into shares of Common Stock at the rate of 20 shares of Common Stock for one share of Preferred Stock. Each share of Preferred Stock carries voting rights equal to 20 shares of Common Stock.

     AKA purchased 50,000 shares of Convertible Preferred Stock for $1,000,000. AKA also received 1,000,000 common stock purchase warrants exercisable at $1.00 for up to 10 years. In the event the Company fails to comply with the repayment terms of the loan agreements with AKA, the conversion rate increases from 20 to one, to 100 to one for AKA. The Preferred Stock pays dividends at the rate of 5% during 1999 (payable in shares of Common Stock), and 6% thereafter (payable in shares of Common Stock or cash at AKA's election).

     John B. Hewlett purchased 25,000 shares of Convertible Preferred Stock for $500,000. Mr. Hewlett also received 500,000 common stock purchase warrants exercisable at $1.00 per share and valid for up to 10 years. The shares were paid for through the conversion of an outstanding promissory note for $400,000 due to Mr. Hewlett and unreimbursed expenses totaling $100,000. The Shares are convertible at any time into shares of Common Stock at the rate of 20 shares of Common Stock for one share of Preferred Stock. The Preferred Stock pays dividends at the rate of 5% during 1999 (payable in shares of Common Stock), and 6% thereafter (payable in shares of Common Stock or cash at Mr. Hewlett's election).

     Gibson, Haglund & Paulsen billed the Company approximately $72,000 in legal fees during 1999, all of which remains due. Bruce H. Haglund, is the corporate secretary and a Director of the Company.

     SUBSEQUENT EVENTS

     During the first quarter of 2000, John B. Hewlett, the Company's Chief Executive Officer, loaned the Company $100,000 pursuant to a promissory note bearing interest at 8% per annum and due on or before December 31, 2003.

     TRANSACTIONS DURING 1998

     On March 17, 1998, the Board of Directors acted to grant Mr. Hewlett 500,000 options exercisable at $4.00 per Share, which price was greater than the previous trading day's close of $3.812, for his efforts during 1997 in securing adequate financing for the Company to permit ongoing operations and for his efforts in guiding the growth of the Company. The options are exercisable at any time on or before March 17, 2008 and are not subject to price adjustment.

     In March 1998, pursuant to the terms of a stock option agreement, Bruce H. Haglund exercised 500,000 stock options at $0.50 per share in consideration of the forgiveness of $250,000 of legal fees owed to Mr. Haglund by the Company, including principal and accrued interest on a $150,000 note due in June 1999 from the Company to Mr. Haglund for a portion of such fees.

     Gibson, Haglund & Johnson billed the Company approximately $125,000 in legal fees during 1998. Bruce H. Haglund, a principal of the firm, exercised 200,000 stock options at $0.50 per share; and an associate of the firm, exercised 20,000 stock options at $1.25 per share, in consideration of the forgiveness of accrued legal fees owed to Gibson, Haglund & Johnson by the Company.

     On May 7, 1997, the Company borrowed $225,000 from Tracy and Glenda Jones Charitable Support Foundation and entered into a Promissory Note for the capital received. The note, which was due on or before June 30, 1998, has been assigned to John B. Hewlett who granted an extension on the due date of the note to on or before June 30, 1999. The Company also borrowed an additional $125,000 from John
B. Hewlett September 13, 1998 and entered into a Promissory Note for the capital received. The note is due in one year. The interest rate on each of the notes to Mr. Hewlett is 12% per annum.

     In October 1998, the Company entered into a promissory note agreement with a lender to provide the Company with $500,000 of which $50,000 of principal has been repaid.

COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and NASDAQ. Officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. During 1999, John B Hewlett failed to timely file Form 4 concerning his purchase of Preferred Stock. During 2000, Form 5 was filed concerning the purchase to bring officers, directors, and 10% stockholders current in their
Section 16(a) filings.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. However, in accordance with corporate governance principles, the Board is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings.

     All Directors attended more than 75% of the Meetings held during their tenures as Directors during 1999.

COMPENSATION OF DIRECTORS

     The Company's policy is not to pay cash compensation to directors for their services as directors, but reimburses reasonable out-of-pocket expenses of directors for attendance at meetings. The Company also grants each Director serving during the year, an option to purchase 25,000 shares of the Company's Common Stock at a price higher than the current market price. The options vest in quarter increments for each quarter of service rendered and expire three years from the date of grant. For 1999 options were granted to each of the directors at $0.35 per share.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for
(i) any breach of their duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee, or other reagent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws permit such indemnification.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other Company or enterprise to which the person provides services at the request of the Company.

     At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.


                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Bylaws of the Company provide for the Directors to number at least five and no more than seven. Five members of the Board of Directors are to be elected at the Meeting. The five nominees selected by the Board of Directors are listed on the following pages. Stockholders have cumulative voting rights when voting for Directors; accordingly, any Stockholder may multiply the number of Shares he or she is entitled to vote by the number of Directors to be elected and allocate votes among the candidates in any manner. There are no conditions precedent to the exercise of the right to cumulate votes in the election of Directors of the
Company: Stockholders may exercise such cumulative voting rights, either in person or by proxy, with or without advance notice to the Company.

     The Board of Directors intends to vote proxies equally for the five nominees unless otherwise instructed on the Proxy Card. If you do not wish your Shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the Proxy Card.

     If at the time of the Meeting one or more of the nominees have become unavailable to serve, Shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors.

     Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of April 1, 2000.

NOMINEES FOR ELECTION AS DIRECTORS

     The names, ages, and positions of the nominees for election as Directors are as follows:

NAME                          AGE                POSITION WITH THE COMPANY                        FIRST ELECTED
----                          ---                -------------------------                        -------------
John B. Hewlett               48                 Chief Executive Officer,                             1996
                                                 Chairman of the Board
Ralph W. Rasmussen            54                 Director                                             1998
Dennis L. Crockett            48                 Director                                             1996
Wade M. Mitchell              35                 Director                                             1999
Bruce H. Haglund              48                 Director, Secretary                                  1994

     JOHN B. HEWLETT has served as Chairman of the Board and a Director of the Company since October 1996. He also served and as Chief Executive Officer from September 1997 through 1998. Mr. Hewlett is President of Hewlett Financial Corporation. He has 22 years of experience in the insurance field, specializing in sales and long and short-term planning. From 1985 to the present, Mr. Hewlett has been a nationally recognized consultant and seminar leader on closely held business succession and financial planning. He is a member of the Million Dollar Round Table, Court of the Table, and one of three Top of the Table members in the Intermountain West with career insurance sales approaching $640,000,000. Mr. Hewlett is a member of the National Basketball Association Utah Jazz 100 Club and Advisory Board.

     RALPH W. RASMUSSEN JR. has served as a Director of the Company since January 1998. Mr. Rasmussen graduated from Brigham Young University with a Bachelor of Science degree in 1969 and a law degree in 1989. From 1969 to 1986, he provided accounting and business management services for several large farming operations in southern Idaho. From 1989 to 1996, Mr. Rasmussen practiced law with the firm of Bradford and Brady in Provo, Utah. In September 1996, Mr. Rasmussen sold his law practice and began working full time for one of his clients, the Alan Ashton family and their businesses.

     DENNIS L. CROCKETT has been a Director of the Company since October 1996. He is co-founder and Chief Operations Officer of Broadcast International, Inc., a communications firm specializing in the delivery of business information via satellite, FM wireless and cable television technologies, which recently merged with Data Broadcasting Corporation. Further, Mr. Crockett co-founded the Instore Satellite Network, one of the nation's largest private satellite communications networks providing private audio, video, voice, and data broadcasts to retail clients including Safeway Stores, Osco/Savon Drug, Lucky Stores, and RE/MAX Reality. Mr. Crockett is a nationally published composer, arranger, vocalist, and keyboardist as well as a respected musical producer of both record, radio, and television entertainment. Mr. Crockett attended Brigham Young University in Provo, Utah.

     WADE M. MITCHELL has been a Director of the Company since September 1999. He also previously served as a Director during 1996 to 1998. He has been employed as a business consultant through Mitchell & Associates, a professional corporation specializing in mergers, acquisitions, and corporate turn-arounds since 1989. Mitchell & Associates is owned and controlled by Mr. Mitchell. From 1993 to 1995, he was a special consultant and member of the Board of Directors of Environmental Safeguards, Inc., of Springville, Utah, and a member of the Board of Directors of National Fuel & Energy, Inc., a wholly-owned subsidiary of Environmental Safeguards, Inc. Mr. Mitchell graduated from Brigham Young University in April 1988 with a B.S. degree in science, and received an MBA degree from Brigham Young University's Marriott School of Management in April 1990.

     BRUCE H. HAGLUND has served as Secretary of the Company since January 1994 and as a Director since 1998. Mr. Haglund is a principal in the law firm of Gibson, Haglund & Paulsen in Orange County, California where he has been engaged in the private practice of law since 1980. Mr. Haglund is also the Secretary and a member of the Board of Directors of Metalclad Corporation (Nasdaq SmallCap:
MTLC), Aviation Distributors, Inc. (OTC/BB: ADIN), HydroMaid International, Inc. (OTC/BB: HYII), and VitriSeal, Inc. (OTC/BB: VTSL).

VOTE REQUIRED

     The five Director nominees receiving the highest number of votes will be elected. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors has selected Jones, Jensen & Company as independent public accountants for the Company for the fiscal year ending December 31, 2000, subject to the approval of the Stockholders. To the knowledge of the Company, at no time has Jones, Jensen & Company had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. A representative of Jones, Jensen & Company will be available at the Meeting to make a statement if the representative so desires and to respond to appropriate questions.

     Ratification of the appointment of auditors requires a majority of the votes cast thereon. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote. If the Stockholders do not ratify this appointment the Board of Directors will seek the appointment of another independent auditor.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding Shares is required to approve this proposal. Management intends to vote "FOR" the proposal to ratify the auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AUDITORS, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                        REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation programs are designed to link executives' compensation to the performance of the Company. The annual salary paid to executives over the past two years reflect fixed amounts that are deemed competitive or lower than industry standards for executives with comparable ability and experience in the industry. Additionally, because of cash flow issues for the Company, executives have not received increases in salary for two years, and in some instances, executives have taken a salary cut.

     The compensation paid to John B. Hewlett, the Chief Executive Officer since 1997 is reflected in the Summary Compensation Table. No other executive officers are listed because none received compensation in excess of $100,000.

     SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
     ------------------------------------------------------------------------------------------------------------
                                                                                               OTHER ANNUAL
                                                                SALARY          BONUS          COMPENSATION
     NAME AND PRINCIPAL POSITION                  YEAR            ($)            ($)              (#)(1)
     ---------------------------------------    ---------    --------------    --------    ----------------------
     John B. Hewlett,                             1999              -0-
         Chairman, CEO                            1998              -0-                          400,000(2)
                                                  1997              -0-                          225,000(3)

(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officer, including premiums for health insurance and other personal benefits provided to such individual that are extended to all employees of the Company in connection with their employment. The value of such benefits cannot be precisely determined; however, the executive Officer named above did not receive other compensation in excess of the lesser of $50,000 or 10% of such Officer's cash compensation.
(2)  Stock Options priced at $4.00 per Share.
(3)  Stock Options priced at $3.00 per Share.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder's proposals intended for inclusion in next years proxy statement should be sent via certified mail-return receipt requested to Bruce H. Haglund, Secretary, Jamboree Center, 2 Park Plaza, Suite 400, Irvine, California 92614, and must be received by March 1, 2001.

                         MISCELLANEOUS AND OTHER MATTERS

     Management knows of no matters to come before the Meeting other than those specified herein. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

DOCUMENTS INCORPORATED BY REFERENCE

     The Company specifically incorporates the Financial Statements for the year ended December 31, 1999, filed as part of the 1999 Annual Report on Form 10-KSB in response to Item 13 of the 10-KSB. The Annual Report and attached Financial Statements should have been enclosed in the mailing containing this Proxy Statement. If you did not receive a copy of the Annual Report and attached Financial Statement, please contact the Company and request that the information be sent to you. A copy of the 1999 Annual Report may be obtained from the Company without cost to the requesting stockholder by contacting the Company.

     A COPY OF THE COMPANY'S CURRENT ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO: RENAISSANCE GOLF PRODUCTS, INC., 11585 SOUTH STATE STREET, DRAPER, UTAH 84020. COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT, SPECIFICALLY LISTED IN THE ANNUAL REPORT, MAY BE OBTAINED BY STOCKHOLDERS WITH A CHARGE EQUAL TO THE COMPANY'S COST TO COPY AND SEND ANY REQUESTED EXHIBIT.

                               [SIDE ONE OF CARD]






                         RENAISSANCE GOLF PRODUCTS, INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2000


     The undersigned hereby constitutes and appoints John B. Hewlett and Bruce
H. Haglund, and each of them, the true and lawful attorneys, agents, and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock, par value $.001, of RENAISSANCE GOLF PRODUCTS, INC., standing in the name of the undersigned at the close of business on May 5, 2000, at the Annual Meeting of Stockholders to be held June 8, 2000, and at any and all adjournments and postponements thereof, to vote:

1.   Election of Directors:    ______  FOR all nominees listed below
                                       (Except as marked to the contrary below)

                               ______  WITHHOLD AUTHORITY

            JOHN B. HEWLETT, DENNIS L. CROCKETT, RALPH W. RASMUSSEN,
                     BRUCE H. HAGLUND, and WADE M. MITCHELL


2. To consider and ratify the appointment of Jones, Jensen & Company as independent auditor of the Company for the fiscal year ending December 31, 2000:

     ______  FOR                ______  AGAINST                  ______  ABSTAIN


3. In their discretion, the Board of Directors is authorized to vote this Proxy upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                               [SIDE TWO OF CARD]



     The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are made, this Proxy will be voted FOR the election of all of the director nominees named above and FOR approval of Proposals 2 and 3 if necessary.


                                  DATED:  ________________________, 2000


                                          -----------------------------------
                                          (Signature)

                                          -----------------------------------
                                          (Signature if held jointly)


                                  IMPORTANT: Please sign exactly as your name appears at the left. Each joint owner should sign. Executors, administrators, trustees, should give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                  Please mark, sign, date and promptly.

                                         THIS PROXY IS BEING SOLICITED
                                      ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF RENAISSANCE GOLF PRODUCTS, INC.